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                                                                      EXHIBIT 99
                                                                      (Form S-8)


                      ELECTRONIC TELE-COMMUNICATIONS, INC.
                       1999 NONQUALIFIED STOCK OPTION PLAN
                          As Amended February 11, 2000

1.       PURPOSE.

         The purpose of this Plan is to promote the growth and development of Electronic Tele-Communications, Inc. (the "Company") by (a) providing increased long-term incentives for employees and non-employee directors of the Company and any present or future subsidiary of the Company and
         (b) facilitating the efforts of the Company and its Subsidiaries to obtain and retain employees and directors of outstanding ability. This Plan provides for the granting of nonqualified stock options which are intended not to qualify for the treatment provided under Section 422A of the Internal Revenue Code.

2.       ADMINISTRATION.

         (a) The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors of the Company. The Stock Option Committee shall consist of at least three non-employee members of the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed by vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.

         (b) The Committee is authorized, subject to the provisions of the Plan, to adopt, amend and rescind such rules and regulations as it may deem appropriate for the administration of the Plan, and to make determinations and interpretations which it deems consistent with the Plan's provisions. The Committee's determinations and interpretations shall be final and conclusive.

3.       ELIGIBILITY.

         (a) In any plan year, all persons who have been employed by the Company or a Subsidiary, including those persons who have been employed by a Subsidiary prior to the date on which it became a Subsidiary, shall be eligible to receive options under the plan without regard to their length of service.

         (b) All non-employee directors of the Company or its Subsidiaries shall be eligible to receive options under the Plan without regard to the length of their service with the Company.

         (c) Notwithstanding the foregoing, no person owning five percent (5%) or more of any class of stock in the Company, other than a full time employee, shall be eligible to receive options under this Plan.

4.       SHARES SUBJECT TO OPTIONS.

         (a) The stock to be subject to options under the Plan shall be shares of the Company's Class A Common Stock, $.01 par value, subject to adjustment under Paragraph 13 hereof, and may be authorized but un-issued Class A Common Stock or Class A Common Stock issued and reacquired by the Company.

          (b) The aggregate number of shares which may be issued pursuant to exercises of options granted under the Plan shall not exceed One Hundred Seventy-five Thousand (175,000) shares of the Company's Class A Common Stock, subject to adjustment under paragraph 13 hereof.

         (c) Shares subject to and not issued under an option which expires or terminates or is cancelled for any reason during the term of the Plan shall again be available for the granting of options under the Plan.


5.       EXERCISE PRICE.

         (a) The exercise price at which shares may be purchased under each option shall be not less than 100 percent of the Fair Market Value of the shares on the date on which the option is granted. For all purposes of this Plan, the term "Fair Market Value" shall be the average of the highest and lowest sale prices of the stock, on the date of grant, as reported by NASDAQ (the National Association of Securities Dealers, Inc. Automated Quotation System). However, if at any time the Class A Common Stock is listed on any exchange, the "Fair Market Value" shall be the average of the reported highest and lowest prices at which shares of Class A Common Stock are sold on such exchange on the date the option is granted. In the absence of reported sales on NASDAQ or of such exchange on the said date, the "Fair Market Value" shall be the average of the reported closing bid and asked prices for the shares on NASDAQ or such exchange on the date the option is granted.

         (b) The cash proceeds of the sale of stock subject to an option are to be added to the general funds of the Company available for its corporate purposes.

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Electronic Tele-Communications, Inc.         1999 Nonqualified Stock Option Plan
April 16, 1999                                                       Page 2 of 4




6.       GRANTING OF OPTIONS.

         (a) The Committee may from time to time at its discretion, subject to the provisions of the Plan, determine which options shall be granted and at the time of each grant determine those eligible employees and non-employee directors to whom options shall be granted, the number of shares subject to such options, the date or dates on which the options become exercisable, either wholly or in part, and the expiration date of the options.

         (b) Each option shall be evidenced by a written agreement containing terms and conditions established by the Committee consistent with the provisions of the Plan.

7.       TERM OF PLAN.

         Options may be granted under the Plan at any time up to December 31, 2009, on which date the Plan shall expire except as to options the outstanding, which options shall remain in effect until they have been exercised or have expired or terminated.

8.       EXERCISE OF OPTIONS.

         (a) Options granted under the Plan may be exercised only in accordance with the terms established by the Committee, but no option shall be exercisable until the optionee has completed at least the number of years of continuous employment, or service as a director, from the date of grant of each option as follows, and then the option shall be exercisable for any amount of shares up to the maximum percentage of shares covered thereunder as follows:


         Number of Completed                Maximum
         Years of Continuous                Percentage of
         Employment or Service              Shares for Which
         After the Date of                  Option is
         Grant of Option                    Exercisable
         --------------------               ----------------
         Less than 1                        Zero
         At least 1 but less than 2         20%
         At least 2 but less than 3         40%
         At least 3 but less than 4         60%
         At least 4 but less than 5         80%
         At least 5                        100%

         (b) Unless otherwise determined by the Committee at the time of grant, each option granted hereunder shall expire on a date which is ten years after the date on which the option was granted.

         (c) Although the Company intends to exert its best efforts so that the shares purchasable upon the exercise of an option, when it first becomes exercisable, will be registered under, or exempt from the registration requirements of, the Federal Securities Act of 1933 ("the Act") and any applicable state securities law, if the exercise of an option would otherwise result in the violation by the Company of any provision of the Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation.

         (d) The exercise price for shares purchased shall be paid in full at the time of exercise and no shares shall be issued until full payment therefore is made. Such payment may be made either (i) in cash or (ii) by delivering shares of the Company's common stock which have been beneficially owned by the optionee, the optionee's spouse, or both of them for a period of at least six months prior to the time of exercise (the "Delivered Stock") or (iii) by delivering a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option.

         (e) An optionee shall not be deemed the holder of any shares subject to the option until the shares are fully paid and issued to him upon exercise of such option.

9.       TRANSFERABILITY OF OPTIONS.

         An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and may be exercised during the lifetime of optionee (to the extent exercisable) only by him. The option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him in any way whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.



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Electronic Tele-Communications, Inc.         1999 Nonqualified Stock Option Plan
April 16, 1999                                                       Page 3 of 4





10.      TERMINATION OF EMPLOYMENT OR SERVICE.

          (a) If an optionee ceases to serve as a director or be employed by the Company or a Subsidiary for any reason (except death or retirement as defined in 11) after optionee shall have continuously served as a director or been so employed for one year after the date of grant of an option, the optionee may, at any time within 90 days after the date of such termination but in no event later than the date of expiration of the option, exercise the option to the extent he was entitled to do so on the date of such termination; provided, however, that if such optionee is dismissed or his service as a director is terminated for cause, of which the Committee shall be the sole judge, his option shall forthwith expire. Any options or portions of options of terminated employees not so exercised shall terminate.

         (b) The Committee may determine that, for the purpose of the Plan, an optionee who is on a leave of absence will be considered as in the continuous employment or service of the Company or a Subsidiary.

         (c) A change in employment or service from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary shall not be a termination of employment or service or an interruption of continuous employment or service for the purposes of the Plan.

         (d) Nothing in the Plan or in any option granted under the Plan shall confer on any employee or director any right to continue in the employ or service of the Company or its Subsidiaries, or affect the right of the Company or its Subsidiaries to terminate his employment or service at any time.

11.      RETIREMENT.

         If an optionee retires from employment or service with the Company or a Subsidiary in good standing having accumulated 75 points, consisting of complete years of service plus whole years of age, and on the date of his retirement any option granted to him under this Plan is outstanding and unexercised, then regardless of whether such option would have been exercisable at the time of retirement under paragraph 8(a) hereof, the optionee may exercise such option at any time within one year after the date of retirement, but not later than the expiration date of the option. Any options or portions of options of retired optionees not so exercised shall terminate.

12.      DEATH.

         If an optionee dies while in the employ or service of the Company or a Subsidiary, or within 90 days after optionee's retirement as defined in 11 from such employment or service, the person or persons to whom the option is transferred by will or the laws of descent and distribution may, at any time within one year after the date of death but not later than the expiration date of the option, exercise all of the options granted to the optionee under this Plan, whether or not such options would have been fully exercisable on such date under paragraphs 8(a) or 11 hereof. Any options or portions of options of deceased optionees not so exercised shall terminate.

13.      CHANGES IN COMMON STOCK.

         In the event of the reorganization, re-capitalization, stock split, stock dividend, merger, consolidation, combination or exchange of shares, rights offering, or any other change affecting the Class A Common Stock of the Company, the Committee shall make such changes in the aggregate number and kind of shares available under the Plan and in the number, price, and kind of shares covered by options granted or to be granted under the Plan as are appropriate and equitable to prevent any diminution or enlargement of the rights of participants in the Plan.

14.      AMENDMENT OR DISCONTINUANCE.

         The Committee may, at any time, without the approval of the stockholders of the Company, alter, amend, modify, accelerate vesting, suspend or discontinue the Plan, but may not, without the consent of the holder of an option, make any alteration which would adversely affect an option previously granted under the Plan or, without the approval of the stockholders of the Company, make any alteration which would (a) increase the aggregate number of shares subject to options under the Plan, except for adjustments pursuant to paragraph 13; (b) decrease the minimum option price; or (c) extend the term of the Plan or the maximum period during which any option may be exercised.




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Electronic Tele-Communications, Inc.         1999 Nonqualified Stock Option Plan
April 16, 1999                                                       Page 4 of 4



15.      LIABILITY.

         No member of the Board of Directors or officers or employees of the Company or its Subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

16.      EFFECTIVE DATE.

         This Plan, recommended by the Compensation / Stock Option Committee of the Board of Directors on April 16, 1999 and subsequently approved by the Board of Directors via Unanimous Consent, shall become effective upon the approval of the voting stockholders of the Company at the 1998 annual meeting of stockholders on May 7, 1999, or any adjournment thereof. No option granted hereunder shall be or become exercisable unless and until such stockholder approval has occurred.

17.      DISSOLUTION OR MERGER.

         Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger in which the Company is not the surviving corporation, at any time prior to the expiration date of an option or the termination of an option hereunder, an optionee shall have the right within sixty (60) days prior to the effective date of such dissolution, liquidation or merger, to surrender then outstanding and unexercised options to the Company for cash, subject to the discretion of the Committee as to the exact timing of said surrender, regardless of whether the option was then exercisable under the provisions of paragraph 8(a). Notwithstanding the foregoing, however, in the case of a retired optionee, the optionee's right to surrender his outstanding and unexercised options under this paragraph shall be available only to the extent that at the time of any such surrender optionee would have been entitled to exercise his option under paragraph 11 hereof. The amount of cash to be paid to the optionee for all such surrendered options shall be equal to the number of shares of Class A Common Stock subject to such surrendered options, multiplied by the difference between the option price per share and the Fair Market Value per share of Class A Common Stock of the Company at the time of surrender.

18.      MISCELLANEOUS.

         (a) The term "Board of Directors" herein shall mean the Board of Directors of the Company and, to the extent that any powers and discretion vested in the Board of Directors are delegated to any committee of the Board, the term "Board of Directors" shall also mean such committee.

         (b) The term "Subsidiary" used herein shall mean any corporation more than 50 percent of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

19.      WITHHOLDING TAXES.

         Pursuant to applicable Federal and state laws, the Company may be required to collect withholding taxes upon the exercise of an option. The Company may require, as a condition to the exercise of an option, that the optionee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Company in its discretion may determine. In lieu of part or all of any such payment, the optionee may elect, subject to such rules and regulations as the Committee may adopt from time to time, to have the Company withhold from the shares to be issued upon exercise of the option that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.





1999 Stock Option Plan/DWD